SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amended Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 28, 2000

STEMCELL GLOBAL RESEARCH, INC.

Nevada

(State of incorporation)

88-0407473

(IRS Employer Identification Number)

000-26557

(Commission File Number)

9978 Washington Street, Camp Dennison, Ohio 45111

(Address of principal executive offices)

Registrants's telephone number, including area code: (513) 831-8007

Item 4 Changes in Registrant's Certifying Accountant

1. i. Registrant's primary accountant, James E. Slayton, CPA, was dismissed by the

Company on October 9, 2000.

ii. No reports on the financial statements prepared by Mr. Slayton over the past two years contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principals.

iii. The decision to change accountants was approved by the Board on October 9, 2000.

iv. During the registrant's two most recent fiscal years, there were no disagreements with Mr. Slayton on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused it to make reference to the subject matter of the disagreements in connection with its report.

2. i. The registrant retained the services of Jerry Donnellon October 9, 2000 as their principal accountant.

ii. The registrant did not contact the new accountant prior to its engaging the new accountant regarding the application of accounting principals to a specified transaction, or the type of audit opinion that might be rendered on the registrant's financial statements.

iii. The registrant did not contact the new accountant prior to its engaging the new accountant regarding any matter that was either the subject of a disagreement or a reportable event.

3. The registrant has provided a copy of this report, on or prior to the date of filing this report with the Commission, to Mr. Slayton and requested that he furnish the registrant with a letter addressed to the Commission stating his approval of or disagreement with the disclosures made herein. Such letter was received from Mr. Slayton on December 28,

2000 and is enclosed with this Amended form.

Stemcell Global Research, Inc.

December 28, 2000

/s/ David Leytze

David Leytze

Director, Vice President, CFO, Secretary/Treasurer